Viatris Reports Second-Quarter 2026 Financial Results

•Delivers Total Revenues of $3.8 Billion, Representing 5% Reported Growth Compared to Second Quarter 2025 and a U.S. GAAP Net Loss of $119 Million

•Total Revenues Were Up 3.5% Operationally Compared to Second Quarter 2025

•Adjusted EBITDA was $1.2 Billion, Up 8% Operationally Compared to Second Quarter 2025

•Advances Key Pipeline Milestones, Including U.S. FDA Approval of Gwyn LoTM

•Announces Sale of Global Rights to Tyrvaya®

•Returns Approximately $550 Million of Capital to Shareholders, Including Through Share Repurchases; Reduces Gross Leverage Ratio to 2.9x

•Raises 2026 Financial Guidance Midpoints for All Metrics [1]

PITTSBURGH – August 6, 2026 – Viatris Inc. (Nasdaq: VTRS), a global healthcare company, today announced its second-quarter 2026 financial results.

Executive Commentary

“Our second-quarter results reflect another quarter of strong execution and reinforce the momentum we're building across our business,” said Scott A. Smith, CEO, Viatris. “Commercial execution, pipeline progress and the early benefits of our enterprise-wide strategic review continue strengthening our business and improving our financial performance. Our strong first-half results give us the confidence to raise our full-year guidance. We expect a more balanced operating environment in the second half of the year and we remain focused on disciplined execution, investing behind our future growth drivers and creating long-term value for patients and shareholders.”

“We delivered another strong quarter of Total Revenues and Adjusted EBITDA growth over the prior year, reflecting continued strong operational execution,” said Paul Campbell, Interim CFO, Chief Accounting Officer & Corporate Controller, Viatris. “At the same time, we continued to execute on our balanced capital allocation strategy, returning approximately $550 million to shareholders, including approximately $270 million of share repurchases occurring through early August. In addition, we further strengthened our balance sheet and reduced our gross leverage ratio to 2.9x.”

[1] Viatris is not providing forward-looking guidance for U.S. GAAP net earnings (loss) or U.S. GAAP diluted EPS (loss) or a quantitative reconciliation of its 2026 Adjusted EBITDA or Adjusted EPS guidance. U.S. GAAP net cash provided by operating activities for 2026 is estimated to be between $1.9 billion and $2.1 billion, with a midpoint of approximately $2.0 billion. 2026 financial guidance ranges as provided on August 6, 2026, exclude the impact of any transaction-related and restructuring-related costs (as defined below) and acquired IPR&D for unsigned deals as they cannot be reasonably forecasted. Please see “2026 Financial Guidance” and “Non-GAAP Financial Measures” for additional information.

Second-Quarter Results

	Three Months Ended
	June 30,
(Unaudited; in millions, except %s and per share amounts)	2026	2025	Reported Change	Operational Change(1) (2)
Total Revenues	$3,756.8	$3,582.1	5%	4%
Total Net Sales	$3,745.9	$3,569.0	5%	4%
Developed Markets	2,193.7	2,119.3	4%	2%
Emerging Markets	542.3	555.1	(2)%	(2)%
JANZ	296.1	305.7	(3)%	—%
Greater China	713.8	588.9	21%	16%

Net Sales by Product Category
Brands	$2,418.4	$2,284.5	6%	4%
Generics	1,327.5	1,284.5	3%	3%

U.S. GAAP Gross Profit	$1,456.5	$1,332.9	9%
U.S. GAAP Gross Margin	38.8%	37.2%
Adjusted Gross Profit (2)	$2,158.9	$2,028.4	6%
Adjusted Gross Margin (2)	57.5%	56.6%

U.S. GAAP Net Loss	$(118.8)	$(4.6)	NM
U.S. GAAP Loss Per Share	$(0.10)	$—	NM
Adjusted Net Earnings (2)	$808.5	$726.0	11%
Adjusted EPS (2)	$0.69	$0.62	11%	9%

EBITDA (2)	$729.0	$577.8	26%
Adjusted EBITDA (2)	$1,188.3	$1,078.8	10%	8%

U.S. GAAP Net Cash Provided by Operating Activities	$381.8	$219.7	74%
Capital Expenditures	52.8	52.9	—%
Free Cash Flow (2)(3)	$329.0	$166.8	97%
___________
(1)    See “Certain Key Terms and Presentation Matters” in this release for more information.
(2)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.
(3)    Excluding the impact of transaction-related and restructuring-related costs of $120 million, free cash flow for the three months ended June 30, 2026, was $449 million. Excluding the impact of transaction-related costs of $74 million, free cash flow for the three months ended June 30, 2025, was $241 million.

	Six Months Ended
	June 30,
(Unaudited; in millions, except %s and per share amounts)	2026	2025	Reported Change	Operational Change(1) (2)
Total Revenues	$7,273.8	$6,836.4	6%	3%
Total Net Sales	$7,255.6	$6,812.2	7%	3%
Developed Markets	4,214.5	4,011.0	5%	1%
Emerging Markets	1,077.7	1,075.0	—%	(1)%
JANZ	569.5	581.8	(2)%	(1)%
Greater China	1,393.9	1,144.4	22%	17%

Net Sales by Product Category
Brands	$4,750.9	$4,401.4	8%	4%
Generics	2,504.7	2,410.8	4%	2%

U.S. GAAP Gross Profit	$2,613.7	$2,494.1	5%
U.S. GAAP Gross Margin	35.9%	36.5%
Adjusted Gross Profit (2)	$4,129.2	$3,848.0	7%
Adjusted Gross Margin (2)	56.8%	56.3%

U.S. GAAP Net Earnings (Loss) (3)	$57.6	$(3,046.6)	NM
U.S. GAAP Earnings (Loss) Per Share (3)	$0.05	$(2.58)	NM
Adjusted Net Earnings (2)	$1,502.6	$1,326.3	13%
Adjusted EPS (2)	$1.28	$1.11	15%	11%

EBITDA (2)	$1,277.9	$(1,739.0)	NM
Adjusted EBITDA (2)	$2,237.8	$2,002.3	12%	9%

U.S. GAAP Net Cash Provided by Operating Activities	$770.1	$755.2	2%
Capital Expenditures	92.7	95.5	(3)%
Free Cash Flow (2)(4)	$677.4	$659.7	3%
___________
(1)     See “Certain Key Terms and Presentation Matters” in this release for more information.
(2)    Non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information.
(3)    For the six months ended June 30, 2025, includes the previously disclosed goodwill impairment charge of $2.9 billion as a result of the interim goodwill impairment test performed as of March 31, 2025.
(4)    Excluding the impact of transaction-related and restructuring-related costs of $231 million, free cash flow for the six months ended June 30, 2026, was $908 million. Excluding the impact of transaction-related costs of $116 million, free cash flow for the six months ended June 30, 2025, was $776 million.

Financial Highlights for the Second Quarter of 2026

•Total revenues were $3.8 billion, up 5% on a reported basis and up 3.5% on an operational basis compared to second-quarter 2025 results, primarily driven by new product sales in Developed Markets and strong growth in Greater China.

•Brands net sales reflect continued strength in Greater China and Emerging Markets.

•Generics net sales reflect contributions from new product launches, in addition to growth in certain products in Developed Markets, partially offset by supply constraints in the ARV business within Emerging Markets.

•The Company generated approximately $101 million in new product revenues (approximately $172 million for the year) and continues expecting to deliver approximately $450 million to $550 million in new product revenues in full-year 2026.

•U.S. GAAP net loss was $119 million compared to U.S. GAAP net loss of $5 million in the second quarter of 2025 and U.S. GAAP diluted loss per share was $(0.10) compared to a loss of less than $(0.01) per share in the second quarter of 2025. The loss in the second quarter of 2026 was primarily driven by a non-cash charge of $177.8 million related to the planned sale of the product rights for Tyrvaya® and the write down of that intangible asset to fair value, less cost to sell.

•Adjusted EBITDA was $1.2 billion, up 10% on a reported basis and up 8% on an operational basis compared to the second quarter of 2025, and adjusted EPS was $0.69 per share, up 11% on a reported basis and up 9% on an operational basis compared to the second quarter of 2025.

•The Company generated U.S. GAAP net cash provided by operating activities of $382 million ($770 million for the year) and free cash flow, excluding the impact of transaction-related and restructuring-related costs, of $449 million ($908 million for the year).

Additional Highlights
•In August, the Company signed a definitive agreement to sell the global product rights for Tyrvaya to Harrow, Inc., a leading provider of ophthalmic disease management solutions in North America, for an upfront payment of $30 million and an additional $70 million in commercial contingent milestone payments. The transaction reflects the Company's continued focus on prioritizing its capital, talent and resources toward opportunities it believes offer the greatest long-term growth potential.

•In July, the Company announced that the U.S. Food and Drug Administration (FDA) approved Gwyn LoTM (norelgestromin and ethinyl estradiol transdermal system), a new combined hormonal contraceptive patch with low-dose estrogen. The Company expects Gwyn Lo to be commercially available later this year.

•In July, the Company completed the sale of its equity position in Biocon Limited for a pre-tax total consideration of approximately $380 million. The pre-tax sale proceeds include the impacts of an approximate 2.7% block sale discount to market, transaction fees and the strengthening of the U.S. dollar since the Company obtained the equity in January 2026. This sale completes the Company’s monetization of its stake in Biocon Biologics Limited for a total of approximately $780 million.

•In June, the FDA approved the Company’s generic ferric carboxymaltose injection in three strengths: 750 mg/15 mL, 1000 mg/20 mL and 100 mg/2 mL. Ferric carboxymaltose is a substitutable generic version of Injectafer®, which is indicated for the treatment of iron deficiency anemia and non-dialysis dependent chronic kidney disease, and iron deficiency.

•In June, the Company announced positive top-line results from a Phase 3 clinical trial evaluating the efficacy and safety of VR-205 (targeted-release budesonide formulation) (Nefecon®) in Japanese adult patients with primary immunoglobulin A nephropathy at risk of developing end-stage renal disease.

•In May, the FDA inspected the Company’s oral solid dose manufacturing facility in Nashik, India, and issued Form 483 observations. The Company responded to the Form 483 observations and promptly initiated a comprehensive remediation plan. The Company has also engaged independent third-party subject matter experts to support its remediation plan. Activities under the remediation plan are ongoing and have led to intermittent disruptions at the facility. While production at the facility has resumed, the temporary manufacturing suspension due to the fire at the facility in February along with these intermittent disruptions are expected to impact product supply in the second half of the year. The Company currently anticipates the impact of product supply disruptions to be between $100 million and $150 million to total revenues in the second half of 2026.

•In May, the Company announced that the FDA accepted for review the New Drug Application for MR-107A-02 (fast-acting meloxicam), a non-opioid, for the treatment of moderate-to-severe acute pain. The FDA has assigned a PDUFA goal date of December 27, 2026.

•The Company signed a distribution agreement with Accord Healthcare to commercialize three biosimilar products (filgrastim, ustekinumab, teriparatide) in France. In addition, the Company signed a co-promotion partnership with Idorsia Ltd. for Quvivq® in Italy and Canada. These transactions reflect the Company's disciplined business development strategy of expanding its portfolio through complementary, accretive products that leverage its regional capabilities and commercial strengths.

Capital Allocation
Through August 5, 2026, the Company has returned approximately $550 million of capital to shareholders, including approximately $270 million through share repurchases at a weighted average purchase price of $16.42 per share. The Company has approximately $730 million remaining under its existing board-authorized share repurchase program, providing continued flexibility to return additional capital to shareholders.

The Company repaid approximately $900 million of debt that matured in June 2026, refinancing the remaining balance with a public offering of €650 million aggregate principal amount of 4.250% euro-denominated senior notes due 2033. As a result, the Company ended the quarter with a gross leverage ratio of 2.9x.
2026 Financial Guidance
Viatris is raising the midpoints of its 2026 financial guidance ranges, each as set forth below. The Company is not providing forward-looking guidance for U.S. GAAP net earnings (loss) or U.S. GAAP diluted earnings (loss) per share (EPS) or a quantitative reconciliation of its 2026 adjusted EBITDA or adjusted EPS guidance to the most directly comparable U.S. GAAP measures, U.S. GAAP net earnings (loss) or U.S. GAAP diluted EPS, respectively, because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items, including integration, acquisition and divestiture-related expenses, restructuring expenses, asset impairments, litigation settlements, future share repurchases, and other contingencies, such as changes to contingent consideration, acquired IPR&D and certain other gains or losses as well as related income tax accounting, because certain of these items have not occurred, are out of the Company’s control and/or cannot be reasonably predicted without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. With respect to the Estimated Ranges as provided on August 6, 2026, U.S. GAAP net cash provided by operating activities for 2026 is estimated to be between $1.9 billion and $2.1 billion, with a midpoint of approximately $2.0 billion. With respect to the Estimated Ranges reaffirmed on May 7, 2026, U.S. GAAP net cash provided by operating activities for 2026 was estimated to be between $1.7 billion and $2.0 billion, with a midpoint of approximately $1.85 billion.

(In millions, except Adjusted EPS)	Estimated Ranges (2) May 7, 2026	Midpoint (2) May 7, 2026	Estimated Ranges (3) August 6, 2026	Midpoint (3) August 6, 2026
Total Revenues	$14,450 - $14,950	$14,700	$14,550 - $14,950	$14,750
Adjusted EBITDA (1)	$4,150 - $4,450	$4,300	$4,300 - $4,500	$4,400
Adjusted EPS (1)	$2.33 - $2.47	$2.40	$2.45 - $2.59	$2.52
Free Cash Flow (1) Excluding Transaction-related and Restructuring-related Costs	$1,950 - $2,350	$2,150	$2,050 - $2,350	$2,200

(1)    Non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information.
(2)    2026 Financial Guidance reaffirmed on May 7, 2026, excluded any acquired IPR&D for unsigned deals to be incurred in any future period as it could not be reasonably forecasted.
(3)    2026 Financial Guidance as provided on August 6, 2026, excludes any acquired IPR&D for unsigned deals to be incurred in any future period as it cannot be reasonably forecasted.

Conference Call and Earnings Materials
As previously announced, Viatris will host a conference call and live webcast, today at 8:30 a.m. ET, to review the Company’s second-quarter 2026 financial results. Investors and the general public are invited to listen to a live webcast of the call at investor.viatris.com or by calling 844.308.3344 or 412.317.1896 for international callers. The “Viatris Q2 2026 Earnings Presentation,” which will be referenced during the call, can be found at investor.viatris.com. A replay of the webcast also will be available on the website.
About Viatris
Viatris Inc. (Nasdaq: VTRS) is a global healthcare company whose mission is to empower people worldwide to live healthier at every stage of life. We meet the needs of patients around the world by acting decisively with ingenuity and resolve. Whether we’re developing new medicines, working to maintain a resilient supply of needed therapies, or pursuing bold innovation, we strive to deliver solutions that are effective at scale and built to endure. We’re purpose-built to make an impact with a broad portfolio that spans generics, value-added medicines, established brands and innovative medicines that address areas of significant unmet need. We are headquartered in the U.S., with global centers in Pittsburgh, Shanghai, China, and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on LinkedIn, Instagram, YouTube and X.
Non-GAAP Financial Measures
This press release includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("U.S. GAAP"). These non-GAAP financial measures, including, but not limited to, adjusted gross profit, adjusted gross margins, adjusted net earnings, adjusted EPS, EBITDA, adjusted EBITDA, free cash flow, free cash flow excluding the impact of transaction-related and restructuring-related costs, adjusted R&D and as a % of total revenues, adjusted SG&A and as a % of total revenues, adjusted earnings from operations, adjusted interest expense, adjusted other income, net, adjusted effective tax rate, constant currency total revenues, constant currency net sales, constant currency adjusted EBITDA, constant currency adjusted EPS, notional debt, gross leverage ratio and long-term gross leverage ratio target, are presented in order to supplement investors' and other readers' understanding and assessment of the financial performance of Viatris Inc. ("Viatris" or the "Company"). Free cash flow refers to U.S. GAAP net cash provided by operating activities less capital expenditures. Management uses these measures internally for forecasting, budgeting, measuring its operating performance, and incentive-based awards. Primarily due to acquisitions, divestitures and other significant events which may impact comparability of our periodic operating results, Viatris believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results was limited to financial measures prepared only in accordance with U.S. GAAP. We believe that non-GAAP financial measures are useful supplemental information for our investors and when considered together with our U.S. GAAP financial measures and the reconciliation to the most directly comparable U.S. GAAP financial measure, provide a more complete understanding of the factors and trends affecting our operations. The financial performance of the Company is measured by senior management, in part, using adjusted metrics included herein, along with other performance metrics. In addition, the Company believes that including EBITDA and supplemental adjustments applied in presenting adjusted EBITDA is appropriate to provide additional information to investors to demonstrate the Company's ability to comply with financial debt covenants and assess the Company's ability to incur additional indebtedness. The Company also believes that adjusted EBITDA better focuses management on the Company's underlying operational results and true business performance and is used, in part, for management's incentive compensation. We also report sales performance using the non-GAAP financial measures of "constant currency", also referred to herein as "operational change", total revenues, net sales, adjusted EBITDA, and adjusted EPS. These measures provide information on the change in total revenues, net sales, adjusted EBITDA, and adjusted EPS assuming that foreign currency exchange rates had not changed between the prior and current period. The comparisons presented at constant currency rates reflect comparative local currency sales at the prior year's foreign exchange rates. We routinely evaluate our net sales, total revenues, adjusted EBITDA, and adjusted EPS performance at constant currency so that sales results can be viewed without the impact of foreign currency exchange rates, thereby facilitating a period-to-period comparison of our operational activities and believe that this presentation also provides useful information to investors for the same reason. The "Summary of Total Revenues by Segment" table below compares total revenues and net sales on an actual and constant currency basis for each reportable segment for the three and six months ended June 30, 2026 and 2025. Also, set forth below, Viatris has provided reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP. For additional information regarding the components and uses of non-GAAP financial measures refer to Management's Discussion and Analysis of Financial Condition and Results of Operations--Use of Non-GAAP Financial Measures section of Viatris’ Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026.

With respect to the guidance ranges reaffirmed on May 7, 2026, at that time the Company did not provide forward-looking guidance for U.S. GAAP net earnings (loss) or U.S. GAAP diluted EPS or a quantitative reconciliation of its 2026 adjusted EBITDA or adjusted EPS guidance to the most directly comparable U.S. GAAP measures, U.S. GAAP net earnings (loss) or U.S. GAAP diluted EPS, respectively, because it was unable to predict with reasonable certainty the ultimate outcome of certain significant items, including integration, acquisition and divestiture-related expenses, restructuring expenses, asset impairments, litigation settlements, future share repurchases, and other contingencies, such as changes to contingent consideration, acquired IPR&D and certain other gains or losses, including for the fair value accounting impact for equity investments, as well as related income tax accounting, because certain of these items had not occurred, were out of the Company’s control, and/or could not be reasonably predicted without unreasonable effort. These items were uncertain, depended on various factors, and could have had a material impact on U.S. GAAP reported results for the guidance period. As previously disclosed, such guidance ranges excluded the impact of transaction-related and restructuring-related costs as well as any acquired IPR&D for unsigned deals to be incurred in any future period as it could not be reasonably forecasted. With respect to the Estimated Ranges reaffirmed on May 7, 2026, U.S. GAAP net cash provided by operating activities for 2026 was estimated to be between $1.7 billion and $2.0 billion, with a midpoint of approximately $1.85 billion.

Certain Key Terms and Presentation Matters
New product sales, new product launches or new product revenues: Refers to revenue from new products launched in 2026 and the carryover impact of new products, including business development, launched within the last 12 months.
Operational change: Refers to constant currency percentage changes and is derived by translating amounts for the current period at prior year comparative period exchange rates and in doing so shows the percentage change from 2026 constant currency net sales, total revenues, adjusted EBITDA, and adjusted EPS to the corresponding amount in the prior year.

Transaction-related costs: Refers to the impact of any acquisition and divestiture-related transaction costs, including taxes.

Restructuring-related costs: Refers to the impact of any cash costs associated with the restructuring activities of the enterprise-wide strategic review, which are expected to be primarily related to severance and employee benefits expense, as well as other costs, including those related to contract terminations, vendor consolidations, product transfer costs and network related simplification and modernization costs.

Forward-Looking Statements
This press release contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about our 2026 financial guidance; our second-quarter results reflect another quarter of strong execution and reinforce the momentum we're building across our business; commercial execution, pipeline progress and the early benefits of our enterprise-wide strategic review continue strengthening our business and improving our financial performance; our strong first-half results give us the confidence to raise our full-year guidance; we expect a more balanced operating environment in the second half of the year and we remain focused on disciplined execution, investing behind our future growth drivers and creating long-term value for patients and shareholders; we delivered another strong quarter of Total Revenues and Adjusted EBITDA growth over the prior year, reflecting continued strong operational execution; at the same time, we continued to execute on our balanced capital allocation strategy, returning approximately $550 million to shareholders, including approximately $270 million of share repurchases occurring through early August; in addition, we further strengthened our balance sheet and reduced our gross leverage ratio to 2.9x; the Company generated approximately $101 million in new product revenues (approximately $172 million for the year) and continues expecting to deliver approximately $450 million to $550 million in new product revenues in full-year 2026; the transaction to sell the global product rights for Tyrvaya® reflects the Company's continued focus on prioritizing its capital, talent and resources toward opportunities it believes offer the greatest long-term growth potential; the Company expects Gwyn Lo to be commercially available later this year; the outcomes of clinical trials; in May, the FDA inspected the Company’s oral solid dose manufacturing facility in Nashik, India, and issued Form 483 observations; the Company responded to the Form 483 observations and promptly initiated a comprehensive remediation plan; the Company has also engaged independent third-party subject matter experts to support its remediation plan; activities under the remediation plan are ongoing and have led to intermittent disruptions at the facility; while production at the facility has resumed, the temporary manufacturing suspension due to the fire at the facility in February along with these intermittent disruptions are expected to impact product supply in the second half of the year; the Company currently anticipates the impact of product supply disruptions to be between $100 million and $150 million to total revenues in the second half of 2026; in May, the Company announced that the FDA accepted for review the New Drug Application for MR-107A-02 (fast-acting meloxicam), a non-opioid, for the treatment of moderate-to-severe acute pain and the FDA has assigned a PDUFA goal date of December 27, 2026; the Company signed a distribution agreement with Accord Healthcare to commercialize three biosimilar products (filgrastim, ustekinumab, teriparatide) in France;

the Company signed a co-promotion partnership with Idorsia Ltd. for Quvivq® in Italy and Canada; these transactions reflect the Company's disciplined business development strategy of expanding its portfolio through complementary, accretive products that leverage its regional capabilities and commercial strengths; the Company has approximately $730 million remaining under its existing board-authorized share repurchase program, providing continued flexibility to return additional capital to shareholders; the goals or outlooks with respect to the Company’s strategic initiatives and priorities, including but not limited to divestitures, acquisitions, strategic alliances, collaborations, or other potential transactions; the anticipated benefits of such strategic initiatives or priorities or restructuring activities; future opportunities for the Company and its products; the outcomes of clinical trials and research studies; R&D and new product development; and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, share repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, imperatives, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock value, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the Company may not realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives and priorities; the possibility that the Company may be unable to achieve the intended or expected benefits of its enterprise-wide strategic review and related cost-saving and restructuring activities within the expected timeframe or at all; the possibility that the Company may be unable to achieve intended or expected benefits in connection with divestitures, acquisitions, strategic alliances, collaborations, or other transactions, or restructuring programs, within the expected timeframes or at all; goodwill or impairment charges or other losses; success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with the Company’s manufacturing facilities, including with respect to short- or long-term shutdowns, inspections, remediation and restructuring activities, supply chain continuity, inventory management, or the ability to meet anticipated demand; the Company’s failure to achieve expected or targeted future financial and operating performance and results; the potential impact of natural or man-made disasters, public health outbreaks, fires, accidents, weather, unrest or other emergencies in regions where we or our partners or suppliers operate; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally; the ability to attract, motivate and retain key personnel; the Company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Company’s ability to bring new products to market; products in development that receive regulatory approval may not achieve expected levels of market acceptance, efficacy or safety; longer review, response and approval times as a result of evolving regulatory priorities and reductions in personnel at health agencies; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company; any significant breach of data security or data privacy or disruptions to our IT systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an adverse regulatory action, acquisition or divestiture; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of the Company or its partners; uncertainties regarding future demand, pricing and reimbursement for the Company’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, wars or other conflicts, potential for adverse impacts from future tariffs and trade restrictions, inflation rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this press release or our filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this press release other than as required by law.

Contacts

Media:
+ 1.724.514.1968
Communications@viatris.com

Jennifer Mauer
Jennifer.Mauer@viatris.com

Matt Klein
Matthew.Klein@viatris.com

Investors:
+ 1.724.514.1813
InvestorRelations@viatris.com

Bill Szablewski
William.Szablewski@viatris.com

Viatris Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Revenues:
Net sales	$3,745.9	$3,569.0	$7,255.6	$6,812.2
Other revenues	10.9	13.1	18.2	24.2
Total revenues	3,756.8	3,582.1	7,273.8	6,836.4
Cost of sales	2,300.3	2,249.2	4,660.1	4,342.3
Gross profit	1,456.5	1,332.9	2,613.7	2,494.1
Operating expenses:
Research and development	248.3	218.8	496.9	440.8
Acquired IPR&D	(5.8)	—	0.2	10.0
Selling, general and administrative	1,134.5	928.7	2,063.3	1,876.8
Impairment of goodwill	—	—	—	2,936.8
Litigation settlements and other contingencies, net	73.2	(47.6)	126.7	(121.1)
Total operating expenses	1,450.2	1,099.9	2,687.1	5,143.3
Earnings (loss) from operations	6.3	233.0	(73.4)	(2,649.2)
Interest expense	120.7	116.6	240.8	232.1
Other (income) expense, net	(50.4)	333.5	(2.9)	432.8
Loss before income taxes	(64.0)	(217.1)	(311.3)	(3,314.1)
Income tax provision (benefit)	54.8	(212.5)	(368.9)	(267.5)
Net (loss) earnings	$(118.8)	$(4.6)	$57.6	$(3,046.6)
(Loss) earnings per share attributable to Viatris Inc. shareholders
Basic	$(0.10)	$—	$0.05	$(2.58)
Diluted	$(0.10)	$—	$0.05	$(2.58)
Weighted average shares outstanding:
Basic	1,163.3	1,173.0	1,159.4	1,182.7
Diluted	1,163.3	1,173.0	1,173.8	1,182.7

Viatris Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	June 30, 2026	December 31, 2025
ASSETS
Assets
Current assets:
Cash and cash equivalents	$886.5	$1,322.4
Accounts receivable, net	3,126.2	3,031.3
Inventories	3,933.2	3,999.2
Prepaid expenses and other current assets	2,109.8	1,436.3
Total current assets	10,055.7	9,789.2
Intangible assets, net	13,676.9	15,102.1
Goodwill	6,654.4	6,754.7
Other non-current assets	4,657.6	5,547.1
Total assets	$35,044.6	$37,193.1
LIABILITIES AND EQUITY
Liabilities
Current portion of long-term debt and other long-term obligations	$1,738.9	$1,933.3
Other current liabilities	4,606.9	5,161.0
Long-term debt	11,612.4	12,480.6
Other non-current liabilities	2,826.0	2,906.9
Total liabilities	20,784.2	22,481.8
Shareholders’ equity	14,260.4	14,711.3
Total liabilities and equity	$35,044.6	$37,193.1

Viatris Inc. and Subsidiaries
Key Product Net Sales, on a Consolidated Basis
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2026	2025	2026	2025
Select Key Global Products
Lipitor ®	$452.2	$387.9	$914.2	$775.9
Norvasc ®	200.2	182.7	410.2	355.0
EpiPen® Auto-Injectors	129.2	136.8	230.3	233.5
Lyrica ®	120.6	128.1	241.2	240.7
Viagra ®	112.9	100.3	207.9	198.8
Creon ®	97.4	91.4	194.8	173.8
Celebrex ®	76.4	70.0	143.5	133.4
Zoloft ®	71.4	61.1	144.0	121.3
Effexor ®	66.7	63.1	128.7	122.4
Xalabrands	38.8	40.7	78.0	77.8

Select Key Segment Products
Yupelri ®	70.7	66.6	$133.2	$124.9
Dymista ®	39.8	48.4	77.1	91.2
Amitiza ®	39.4	41.6	73.4	74.9
Xanax ®	38.1	33.9	72.9	66.2
____________
(a)    The Company does not disclose net sales for any products considered competitively sensitive.
(b)    Products disclosed may change in future periods, including as a result of seasonality, competition or new product launches.
(c)    Amounts include the impact of foreign currency fluctuations compared to the prior year period.

Viatris Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Reconciliation of U.S. GAAP Net (Loss) Earnings to Adjusted Net Earnings and U.S. GAAP (Loss) Earnings Per Share to Adjusted EPS
Below is a reconciliation of U.S. GAAP net (loss) earnings and diluted (loss) earnings per share to adjusted net earnings and adjusted EPS for the three and six months ended June 30, 2026, compared to the prior year period:

	Three Months Ended June 30,				Six Months Ended June 30,
(In millions, except per share amounts)	2026		2025		2026		2025
U.S. GAAP net (loss) earnings and U.S. GAAP diluted (loss) earnings per share	$(118.8)	$(0.10)	$(4.6)	$—	$57.6	$0.05	$(3,046.6)	$(2.58)
Purchase accounting amortization (primarily included in cost of sales)	586.4		597.8		1,177.9		1,181.3
Impairment of goodwill	—		—		—		2,936.8
Litigation settlements and other contingencies, net	73.2		(47.6)		126.7		(121.1)
Interest expense (primarily amortization of premiums and discounts on long term debt)	(10.2)		(9.5)		(20.3)		(18.7)
Loss on divestitures of businesses (included in other (income) expense, net)	—		43.8		13.9		80.7
Acquisition and divestiture-related costs (primarily included in cost of sales and SG&A) (a)	51.4		53.7		113.7		94.4
Restructuring costs (b)	47.8		26.6		140.3		119.5
Share-based compensation expense	38.7		37.1		86.9		92.3
Other special items included in:
Cost of sales (c)	56.3		59.1		198.7		100.7
Research and development expense	1.1		1.4		3.9		2.1
Selling, general and administrative expense (d)	241.1		30.1		276.5		47.7
Other (income) expense, net (e)	(35.8)		304.6		25.5		406.0
Tax effect of the above items and other income tax related items (f)	(122.7)		(366.5)		(698.7)		(548.8)
Adjusted net earnings and adjusted EPS	$808.5	$0.69	$726.0	$0.62	$1,502.6	$1.28	$1,326.3	$1.11
Weighted average diluted shares outstanding	1,172.4		1,176.8		1,173.8		1,189.9
____________
Significant items include the following:
(a)Acquisition and divestiture-related costs consist primarily of contractual obligations related to divestitures, transaction costs including legal and consulting fees, and integration activities.
(b)For the three and six months ended June 30, 2026, charges include approximately $26.9 million and $76.7 million in cost of sales, approximately $2.0 million and $2.6 million in R&D, and approximately $19.0 million and $61.0 million in SG&A, primarily relating to the 2026 restructuring program.
(c)For the three and six months ended June 30, 2026, includes certain asset impairments, contractual termination costs, and incremental manufacturing variances and certain remediation costs at plants slated for sale or closure or undergoing remediation activities of approximately $44.2 million and $174.9 million, respectively, including charges of $14.9 million and $86.8 million, respectively, primarily related to the write off of inventory and fixed assets damaged in the fire at the Nashik manufacturing facility and incremental manufacturing variances.
(d)For the three and six months ended June 30, 2026, includes a charge of $177.8 million related to the planned sale of the product rights for Tyrvaya®.
(e)For the three and six months ended June 30, 2026, charges include a (gain)/loss of approximately $(56.3) million and $8.6 million, respectively, as a result of changes in the fair value of the Biocon Limited equity shares.
(f)Adjusted for changes for uncertain tax positions.

Reconciliation of U.S. GAAP Net (Loss) Earnings to EBITDA and Adjusted EBITDA

Below is a reconciliation of U.S. GAAP net (loss) earnings to EBITDA and adjusted EBITDA for the three and six months ended June 30, 2026, compared to the prior year period:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2026	2025	2026	2025
U.S. GAAP net (loss) earnings	$(118.8)	$(4.6)	$57.6	$(3,046.6)
Add / (deduct) adjustments:
Income tax provision (benefit)	54.8	(212.5)	(368.9)	(267.5)
Interest expense (a)	120.7	116.6	240.8	232.1
Depreciation and amortization (b)	672.3	678.3	1,348.4	1,343.0
EBITDA	$729.0	$577.8	$1,277.9	$(1,739.0)
Add / (deduct) adjustments:
Share-based compensation expense	38.7	37.1	86.9	92.3
Litigation settlements and other contingencies, net	73.2	(47.6)	126.7	(121.1)
Loss on divestitures of businesses	—	43.8	13.9	80.7
Impairment of goodwill	—	—	—	2,936.8
Restructuring, acquisition and divestiture-related and other special items (c)	347.4	467.7	732.4	752.6
Adjusted EBITDA	$1,188.3	$1,078.8	$2,237.8	$2,002.3
____________
(a)    Includes amortization of premiums and discounts on long-term debt.
(b)    Includes purchase accounting related amortization.
(c)    See items detailed in the Reconciliation of U.S. GAAP Net (Loss) Earnings to Adjusted Net Earnings.

Summary of Total Revenues by Segment

	Three Months Ended
	June 30,
(In millions, except %s)	2026	2025	% Change	2026 Currency Impact (1)	2026 Constant Currency Revenues	Constant Currency % Change (2)
Net sales
Developed Markets	$2,193.7	$2,119.3	4%	$(30.8)	$2,162.9	2%
Greater China	713.8	588.9	21%	(28.6)	685.2	16%
JANZ	296.1	305.7	(3)%	8.1	304.2	—%
Emerging Markets	542.3	555.1	(2)%	2.1	544.4	(2)%
Total net sales	3,745.9	3,569.0	5%	(49.2)	3,696.7	4%

Other revenues (3)	10.9	13.1	NM	(0.1)	10.8	NM
Consolidated total revenues (4)	$3,756.8	$3,582.1	5%	$(49.3)	$3,707.5	4%

	Six Months Ended
	June 30,
(In millions, except %s)	2026	2025	% Change	2026 Currency Impact (1)	2026 Constant Currency Revenues	Constant Currency % Change (2)
Net sales
Developed Markets	$4,214.5	$4,011.0	5%	$(148.5)	$4,066.0	1%
Greater China	1,393.9	1,144.4	22%	(54.2)	1,339.7	17%
JANZ	569.5	581.8	(2)%	4.3	573.8	(1)%
Emerging Markets	1,077.7	1,075.0	—%	(12.5)	1,065.2	(1)%
Total net sales	$7,255.6	$6,812.2	7%	$(210.9)	$7,044.7	3%

Other revenues (3)	18.2	24.2	NM	(0.2)	18.0	NM
Consolidated total revenues (4)	$7,273.8	$6,836.4	6%	$(211.1)	$7,062.7	3%
____________
(1)    Currency impact is shown as unfavorable (favorable).
(2)    The constant currency percentage change is derived by translating net sales or revenues for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2026 constant currency net sales or revenues to the corresponding amount in the prior year.
(3)For the three months ended June 30, 2026, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $9.3 million, $0.1 million, and $1.5 million, respectively. For the six months ended June 30, 2026, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $14.5 million, $0.2 million, and $3.5 million, respectively.
(4)Amounts exclude intersegment revenue which eliminates on a consolidated basis.

Reconciliation of Statements of Operations Line Items
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except %s)	2026	2025	2026	2025
U.S. GAAP cost of sales	$2,300.3	$2,249.2	$4,660.1	$4,342.3
Deduct:
Purchase accounting amortization and other related items	(586.4)	(597.8)	(1,177.9)	(1,181.3)
Acquisition and divestiture-related costs	(32.0)	(26.4)	(60.4)	(38.6)
Restructuring costs	(26.9)	(11.3)	(76.7)	(31.1)
Share-based compensation expense	(0.8)	(0.9)	(1.8)	(2.2)
Other special items, including restructuring related costs	(56.3)	(59.1)	(198.7)	(100.7)
Adjusted cost of sales	$1,597.9	$1,553.7	$3,144.6	$2,988.4

Adjusted gross profit (a)	$2,158.9	$2,028.4	$4,129.2	$3,848.0

Adjusted gross margin (a)	57%	57%	57%	56%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except %s)	2026	2025	2026	2025
U.S. GAAP R&D	$248.3	$218.8	$496.9	$440.8
Deduct:
Acquisition and divestiture-related costs	(1.1)	(2.6)	(3.1)	(3.3)
Restructuring costs	(2.0)	(1.4)	(2.6)	(2.2)
Share-based compensation expense	(2.1)	(2.2)	(4.8)	(4.5)
Other special items	(1.1)	(1.4)	(3.9)	(2.1)
Adjusted R&D	$242.0	$211.2	$482.5	$428.7

Adjusted R&D as % of total revenues	6%	6%	7%	6%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except %s)	2026	2025	2026	2025
U.S. GAAP SG&A	$1,134.5	$928.7	$2,063.3	$1,876.8
Deduct:
Acquisition and divestiture-related costs	(18.1)	(24.7)	(50.1)	(52.5)
Restructuring costs	(19.0)	(14.0)	(61.0)	(86.3)
Share-based compensation expense	(35.8)	(33.9)	(80.3)	(85.6)
Other special items and reclassifications	(241.1)	(30.1)	(276.5)	(47.7)
Adjusted SG&A	$820.5	$826.0	$1,595.4	$1,604.7

Adjusted SG&A as % of total revenues	22%	23%	22%	23%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2026	2025	2026	2025
U.S. GAAP total operating expenses	$1,450.2	$1,099.9	$2,687.1	$5,143.3
Add / (Deduct):
Litigation settlements and other contingencies, net	(73.2)	47.6	(126.7)	121.1
R&D adjustments	(6.3)	(7.6)	(14.4)	(12.1)
SG&A adjustments	(314.0)	(102.7)	(467.9)	(272.1)
Impairment of goodwill adjustments	—	—	—	(2,936.8)
Adjusted total operating expenses	$1,056.7	$1,037.2	$2,078.1	$2,043.4

Adjusted earnings from operations (b)	$1,102.2	$991.2	$2,051.1	$1,804.6

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2026	2025	2026	2025
U.S. GAAP interest expense	$120.7	$116.6	$240.8	$232.1
Add / (Deduct):
Accretion of contingent consideration liability	(0.9)	(1.2)	(1.8)	(2.4)
Amortization of premiums and discounts on long-term debt	11.7	11.4	23.5	22.4
Other special items	(0.7)	(0.7)	(1.4)	(1.3)
Adjusted interest expense	$130.8	$126.1	$261.1	$250.8

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2026	2025	2026	2025
U.S. GAAP other (income) expense, net	$(50.4)	$333.5	$(2.9)	$432.8
Add / (Deduct):
Fair value adjustments on non-marketable equity investments	—	(284.0)	—	(399.8)
Fair value adjustments on marketable equity investments	56.3	—	(8.6)	—
Loss on divestitures of businesses	—	(43.8)	(13.9)	(80.7)
Other items	(20.7)	(20.5)	(17.0)	(6.1)
Adjusted other income, net	$(14.8)	$(14.8)	$(42.4)	$(53.8)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except %s)	2026	2025	2026	2025
U.S. GAAP loss before income taxes	$(64.0)	$(217.1)	$(311.3)	$(3,314.1)
Total pre-tax non-GAAP adjustments	1,050.0	1,097.1	2,143.7	4,921.8
Adjusted earnings before income taxes	$986.0	$880.0	$1,832.4	$1,607.7

U.S. GAAP income tax provision (benefit)	$54.8	$(212.5)	$(368.9)	$(267.5)
Adjusted tax expense	122.7	366.5	698.7	548.8
Adjusted income tax provision	$177.5	$154.0	$329.8	$281.3

Adjusted effective tax rate	18.0%	17.5%	18.0%	17.5%
___________
(a)U.S. GAAP gross profit is calculated as total revenues less U.S. GAAP cost of sales. U.S. GAAP gross margin is calculated as U.S. GAAP gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
(b)U.S. GAAP earnings from operations is calculated as U.S. GAAP gross profit less U.S. GAAP total operating expenses. Adjusted earnings from operations is calculated as adjusted gross profit less adjusted total operating expenses.

Reconciliation of Estimated 2026 U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow as of August 6, 2026
(Unaudited)
A reconciliation of the estimated 2026 U.S. GAAP Net Cash provided by Operating Activities to Free Cash Flow is presented below:

(In millions)
Estimated U.S. GAAP Net Cash provided by Operating Activities	$1,900 - $2,100

Less: Capital Expenditures	$(350) - $(450)

Free Cash Flow	$1,450 - $1,750

Add: Estimated Transaction-related and Restructuring-related Costs	~$600

Free Cash Flow Excluding Transaction-related and Restructuring-related Costs	$2,050 - $2,350

Reconciliation of Estimated 2026 U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow as of May 7, 2026
(Unaudited)
A reconciliation of the estimated 2026 U.S. GAAP Net Cash provided by Operating Activities to Free Cash Flow is presented below:

(In millions)
Estimated U.S. GAAP Net Cash provided by Operating Activities	$1,700 - $2,000

Less: Capital Expenditures	$(350) - $(450)

Free Cash Flow	$1,250 - $1,650

Add: Estimated Transaction-related and Restructuring-related Costs	~$700

Free Cash Flow Excluding Transaction-related and Restructuring-related Costs	$1,950 - $2,350

Gross Leverage Ratio
Gross Leverage Ratio is the ratio of Viatris’ total debt at notional amounts at June 30, 2026 to the sum of Viatris’ adjusted EBITDA for the quarters ended September 30, 2025, December 31, 2025, March 31, 2026 and June 30, 2026.

	Three Months Ended				Twelve Months Ended
(In millions, except ratio)	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	June 30, 2026
Adjusted EBITDA	$1,154.6	$1,003.1	$1,049.5	$1,188.3	$4,395.5

Reported debt balances:
Long-term debt, including current portion					13,348.6
Short-term borrowings and other current obligations					—
Total					13,348.6
Add / (deduct):
Net premiums on various debt issuances					(423.7)
Deferred financing fees					23.1
Total debt at notional amounts					$12,948.0

Gross debt to adjusted EBITDA					2.9	x
___________

Long-term Gross Leverage Target

The stated forward-looking non-GAAP financial measure of long-term gross leverage target range of 2.8x – 3.2x, is based on the ratio of (i) targeted notional gross debt and (ii) targeted Adjusted EBITDA. However, the Company has not quantified future amounts to develop this target but has stated its goal to manage notional gross debt and Adjusted EBITDA over time in order to generally maintain or reach the target. This target does not reflect Company guidance.

Reconciliation of U.S. GAAP Net (Loss) Earnings to EBITDA and Adjusted EBITDA – Last Twelve Months

	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
U.S. GAAP net (loss) earnings	$(128.2)	$(340.1)	$176.4	$(118.8)
Add / (deduct) adjustments:
Income tax provision (benefit)	120.3	(2.9)	(423.7)	54.8
Interest expense (a)	119.6	119.6	120.1	120.7
Depreciation and amortization (b)	688.5	766.8	676.1	672.3
EBITDA	$800.2	$543.4	$548.9	$729.0
Add / (deduct) adjustments:
Share-based compensation expense	36.0	49.4	48.2	38.7
Litigation settlements and other contingencies, net	55.7	(3.1)	53.5	73.2
(Gain) loss on divestitures of businesses	(1.6)	21.9	13.9	—
Restructuring, acquisition and divestiture-related and other special items	264.3	391.5	385.0	347.4
Adjusted EBITDA	$1,154.6	$1,003.1	$1,049.5	$1,188.3